SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the  Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement      [ ]  Confidential, for Use
                                           of the Commission Only
[X]  Definitive Proxy Statement
                                           (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            R&G Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

               Fee paid previously with preliminary materials.

               Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:

                     [R&G Financial Corporation Letterhead]

                                                                  March 30, 1999

Dear Stockholder,

        You are cordially invited to attend the Annual Meeting of Stockholders of R&G Financial Corporation (the "Company"). The meeting will be held at The Bankers Club of Puerto Rico, 208 Munoz Rivera Ave., PH Floor, Hato Rey, San Juan, Puerto Rico 00918, on Thursday, April 29, 1999 at 10:00 a.m., local time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

        It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

        Your continued support of and interest in R&G Financial Corporation are sincerely appreciated.


                                            Very truly yours,


                                            /s/ Victor J. Galan
                                            Victor J. Galan
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                            R&G FINANCIAL CORPORATION
                                    R-G Plaza
                           280 Jesus T. Pinero Avenue
                      Hato Rey, San Juan, Puerto Rico 00918
                                 (787) 758-2424

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 29, 1999


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of R&G Financial Corporation (the "Company"), will be held at The Bankers Club of Puerto Rico, 208 Munoz Rivera Ave., PH Floor, Hato Rey, San Juan, Puerto Rico 00918, on Thursday, April 29, 1999, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

        (1) To elect four (4) directors for a three-year term or until their successors are elected and qualified;

        (2) To amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Class B Common Stock of the Company from 20,000,000 to 30,000,000;

        (3)    To  ratify  the   appointment   by  the  Board  of  Directors  of
               PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

        (4) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.

        The Board of Directors has fixed April 1, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Victor J. Galan
                              Victor J. Galan
                              Chairman of the Board, President
                              and Chief Executive Officer

San Juan, Puerto Rico
March 30, 1999
--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. R&G FINANCIAL CORPORATION
--------------------------------------------------------------------------------

                           R&G FINANCIAL CORPORATION


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 29, 1999


        This Proxy Statement is furnished to the holder of Class A common stock, $0.01 par value per share ("Class A Shares"), and holders of Class B common stock, $.01 par value per share ("Class B Shares") (collectively, the "Common Stock"), of R&G Financial Corporation (the "Company"), the holding company for R-G Premier Bank of Puerto Rico (the "Bank") and R&G Mortgage Corporation ("R&G Mortgage"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Bankers Club of Puerto Rico, 208 Munoz Rivera Ave., PH Floor, Hato Rey, San Juan, Puerto Rico 00918, on Thursday, April 29, 1999 at 10:00 a.m., local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 30, 1999.

        The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the nominees for director described herein, FOR amendment of the Company's Certificate of Incorporation to increase to 30,000,000 the authorized number of Class B Shares; FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Bank's independent auditors for 1999 and upon the transaction of such other business as may properly come before the meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                                     VOTING

        Only stockholders of record at the close of business on April 1, 1999 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 18,440,556 Class A Shares outstanding, 10,146,091 Class B Shares outstanding, or collectively, 28,586,647 shares of Common Stock outstanding, and the Company had no other class of equity securities outstanding. The holder of Class A Shares, the Chairman, President and Chief Executive Officer of the Company, is entitled to two votes per share and the holders of Class B Shares are entitled to one vote per share at the Annual Meeting on all matters properly presented at the meeting. The Chairman of the Board, President and Chief Executive Officer, who through his holdings of Class A Shares controls 64.51% of the outstanding Common Stock, has indicated his intention to vote his shares "FOR" the election of directors, the amendment of the Certificate of Incorporation as described herein and ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 1999. Accordingly, the proposals presented for consideration by the stockholders at this Annual Meeting are expected to be approved as presented.

        Directors are elected by a plurality of the votes cast with a quorum present. The three persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes entitled to vote generally in the election of directors is required to amend the Certificate of Incorporation. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and will have no effect on the voting of the appointment of the Company's independent auditors but will be equivalent to a "no" vote in connection with the proposal to amend the Company's Certificate of Incorporation. Under rules applicable to broker-dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there will be no "broker non-votes" at the Annual Meeting.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

        The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

        No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, except for Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company, who is the father of Victor L. Galan, another director of the Company. Each of the nominees currently serve as a director of the Company.

        Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

        The following tables present information concerning the nominees for director of the Company and each director whose term continues.

           Nominees for Director for Three-Year Term Expiring in 2002


                                                                                 Director
                     Name                               Age(1)                   Since(2)
--------------------------------------------     ------------------    --------------------------

Victor J. Galan                                           65                       1990
Ramon Prats                                               49                       1990
Enrique Umpierre-Suarez                                   57                       1996
Eduardo McCormack                                         70                       1990


        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      Directors Whose Terms Expire in 2000

                                                                                  Director
                       Name                               Age(1)                  Since(2)
------------------------------------------------    -----------------    ------------------------

Juan J. Diaz                                                53                      1990
Gilberto Rivera-Arreaga                                     49                      1996
Laureno Carus Abarca                                        69                      1983
Ileana M. Colon-Carlo                                       50                      1998
Roberto Gorbea                                              57                      1998

                      Directors Whose Terms Expire in 2001

                                                                                  Director
                       Name                               Age(1)                  Since(2)
------------------------------------------------    -----------------    ------------------------

Ana M. Armendariz                                           66                      1990
Victor L. Galan                                             35                      1995
Benigno Fernandez                                           58                      1996
Pedro L. Ramirez                                            56                      1990

------------------

(1)     As of February 28, 1999.

(2)     Includes service as a director of the Bank or its predecessor.

        Information concerning the principal occupation of each nominee for director of the Company and members of the Board continuing in office during the past five years is set forth below.

        Victor J. Galan. Mr. Galan is Chairman of the Board, President and Chief Executive Officer of the Company, positions he has held since the Company's incorporation in March 1996. Mr. Galan is the founder and Chairman of the Board of R&G Mortgage, a position he has held since 1972. Mr. Galan served as Chief Executive Officer of R&G Mortgage from its inception until November 1994. Mr. Galan is also the Chairman of the Board, President and Chief Executive Officer of the Bank, a position he has held since the Bank was first acquired by R&G Mortgage in February 1990, and Chairman of the Board of Champion Mortgage since October 1997.
                                        4

        Ana M. Armendariz. Ms. Armendariz has been a director and Treasurer of the Company since April 1996, Secretary, Senior Vice President and Controller of R&G Mortgage since January 1984 and Treasurer, Senior Vice President and Controller of Champion Mortgage since October 1997.

        Ramon Prats. Mr. Prats has been the Vice Chairman of the Board of Directors of the Company since April 1996 and a director of R&G Mortgage since April 1985. Mr. Prats has been Executive Vice President of R&G Mortgage and Champion Mortgage since February 1980 and October 1997, respectively, and has held the same position with the Company since its inception. Mr. Prats also currently serves as Vice Chairman of the Board of Directors of the Bank, a position he has held since February 1990, and as a director of Champion Mortgage since October 1997.

        Juan J. Diaz. Mr. Diaz has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of Champion Mortgage since October 1997. In addition, Mr. Diaz served as a director of the Bank from 1990 to March 1998. Mr. Diaz has served as Senior Vice President, Servicing Department of R&G Mortgage since April 1984.

        Enrique Umpierre-Suarez. Mr. Umpierre-Suarez has been a director of the Company and its Secretary since April 1996, a director of the Bank since January 1996 and a director of Champion Mortgage since October 1997. Mr. Umpierre-Suarez has also served as Secretary of the Bank since April 1996 and as Secretary of Champion Mortgage since October 1997. Mr. Umpierre-Suarez is an attorney in private practice in Hato Rey, Puerto Rico and is also engaged in the private practice of engineering in Hato Rey, Puerto Rico.

        Victor L. Galan. Mr. Galan has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996, a director of the Bank since 1995 and a director of Champion Mortgage since October 1997. Mr. Galan has been a Vice President of Champion Mortgage since October 1998. Previously, Mr. Galan was the Vice President of Branch Administration of R&G Mortgage from June 1997 to October 1998, and prior thereto was the Marketing Manager and Vice President of R&G Mortgage from February 1996 to June 1997. Mr. Galan, the son of Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company, has been associated with R&G Mortgage since 1982, having served as Branch Manager at various locations since 1992. Mr. Galan served as Marketing Officer in charge of telemarketing in 1991 and his responsibilities prior thereto included work in the Accounting, Data Processing and Closing Departments.

        Pedro Ramirez. Mr. Ramirez has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. Ramirez has been President and Chief Executive Officer of Empresas Nativas, Inc., a real estate development company, in Hato Rey, Puerto Rico, since 1983. Mr. Ramirez also currently serves as Vice President of Inverdec, Inc., a real estate development company in Hato Rey, Puerto Rico, a position he has held since April 1992, and has been the Managing Partner of Ramirez & Co., S.E., a real estate development company located in Hato Rey since April 1986.

        Laureno Carus Abarca. Mr. Carus has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank (and its predecessor) since 1983. Mr. Carus has been the Chairman of the Board of Alonso and Carus Iron Works, Inc., in Catano, Puerto Rico, which is engaged in the production and fabrication of metal products and in the construction of commercial buildings, since September 1977 and he has been with the firm since 1960. Mr. Carus has also been President of Petroleum Chemical Corp., a petroleum processing corporation in Catano, Puerto Rico, since April 1994.

        Eduardo McCormack. Mr. McCormack has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. McCormack is recently retired. During 1994 and 1995, he served as a consultant to Bacardi Corporation, a rum manufacturer based in Catano, Puerto Rico. Prior thereto, Mr. McCormack was a Vice President of Bacardi Corporation from 1981 to 1993.

        Gilberto Rivera-Arreaga. Mr. Rivera-Arreaga has been a director of the Company since April 1996 and a director of R&G Mortgage and the Bank since June 1996. Mr. Rivera-Arreaga has been Executive Director and Vice President of Administration of the National College of Business & Technology, Inc., an educational center in Bayamon, Puerto Rico, since 1993. Prior thereto, Mr. Rivera-Arreaga engaged in the private practice of law in Bayamon, Puerto Rico.

        Benigno R. Fernandez. Mr. Fernandez has been a director of the Company since April 1996 and a director of R&G Mortgage and the Bank since June 1996. Mr. Fernandez is Senior Partner of Fernandez, Perez Villarini & Co., a certified public accounting firm in Hato Rey, Puerto Rico. Mr. Fernandez has been a certified public accountant since 1969.

        Ileana M. Colon-Carlo. Ms. Colon-Carlo has been a director of the Company since July 1998. Ms. Colon-Carlo has been a member of the Board of Trustees of Central University of Bayamon, Puerto Rico, and an Accounting Professor in the Graduate School of Business Administration since January 1998. Prior thereto, Ms. Colon-Carlo served as Comptroller of the Commonwealth of Puerto Rico from 1987 to 1997. Ms. Colon-Carlo is a past President of the Puerto Rico Certified Public Accountants State Society and past member of the Commonwealth of Puerto Rico Board of Accountancy. Additionally, Ms. Colon-Carlo is a past member of the board of directors of the Puerto Rico Chamber of Commerce.

        Roberto Gorbea. Mr. Gorbea has been a director of the Company since July 1998. Mr. Gorbea has been President, Chief Executive Officer and member of the board of directors of Lord Electric Company of Puerto Rico, Inc., San Juan, Puerto Rico, since 1984 which constructs industrial, electrical, and mechanical systems.

        The Bank. Information concerning the principal occupation of the director of the Bank (who does not also serve as a director of the Company and R&G Mortgage) during the past five years is set forth below.

        Jeanne Ubinas. Ms. Ubinas, a director of the Bank (and its predecessor) since 1983, engages in the private practice of radio therapeutic medicine with Radiation Oncology Center, Inc., in Hato Rey, Puerto Rico, and has been a radiation therapist since 1963.

        R&G Mortgage. Information concerning the principal occupation of the director of R&G Mortgage (who does not also serve as a director of the Company and the Bank) during the past five years is set forth below.

        Nelida Galan. Ms. Galan is the wife of Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company. Ms. Galan has served as Treasurer of R&G Mortgage since it was organized.

Stockholder Nominations

        Section 4.15 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board or a committee thereof, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws. No stockholder nominations were received with respect to this Annual Meeting.

Board of Directors Meetings and Committees

        Regular meetings and special meetings of the Board of Directors of the Company are held as necessary to adequately conduct the Company's business. During the fiscal year ended December 31, 1998, the Board of Directors met 14 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served in fiscal 1998 except Mr. Victor
L. Galan, who attended 8, or 57%, of the meetings of the Board of Directors. The Company has established an Audit and Compliance Committee, comprised of Messrs. Ramirez (Chairman), Rivera-Arreaga and Fernandez. The Audit and Compliance Committee is responsible for reviewing the reports of the independent auditors and internal auditors, and generally overseeing compliance with internal policies and procedures. The Company also has an Executive Committee, consisting of Messrs. Victor J. Galan (Chairman), Prats (Vice Chairman), McCormack and Victor L. Galan. Additionally, the Board of Directors acts as its own nominating committee with respect to nominating individuals to serve on its Board of Directors.

        Regular and special meetings of the Board of Directors of R&G Mortgage may be called and held at any time as necessary. During the year ended December 31, 1998, the Board of Directors of R&G Mortgage held 11 meetings. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings held during the period he or she served as a director.

        Regular meetings of the Board of Directors of the Bank are held monthly and special meetings may be called at any time as necessary. During the year ended December 31, 1998, the Board of Directors of the Bank held 18 meetings. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings held during the period he or she served as a director and the total number of meetings held by committees of the Board of Directors on which he or she served in fiscal 1998, except Ms. Ana Armendariz, who attended 12, or 67%, of the meetings of the Board of Directors.

Executive Officers Who Are Not Directors

        Set forth below is information concerning executive officers of the Company, the Bank and R&G Mortgage who do not serve on the Board of Directors of the Company, R&G Mortgage or the Bank. There are no additional executive officers of R&G Mortgage who do not serve on the Board of the Company, R&G
Mortgage or the Bank. Each executive officer is elected by the Board of Directors and serves until their successor is elected and qualified. No executive officer set forth below is related to any director or other executive officer of the Company, R&G Mortgage or the Bank by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company, R&G Mortgage or the Bank and any other person pursuant to which such person was elected an executive officer.

        Joseph R. Sandoval, Age 35, joined the Company as its Chief Financial Officer in January 1997. Prior thereto, Mr. Sandoval was an accountant with Price Waterhouse LLP (a predecessor firm to PricewaterhouseCoopers LLP) in San Juan, Puerto Rico from August 1987 to January 1997 and had attained the position of Senior Manager with such firm.

        Jose L. Ortiz, Age 43, has been Vice President - Finance of the Bank since September 1990. Prior thereto, Mr. Ortiz was Vice President - Accounting Department of Caguas Federal Savings Bank in Hato Rey, Puerto Rico from May 1985 to September 1990.

        Mario Ruiz, Age 36, has been the Senior Vice President - Secondary Market of R&G Mortgage since December 1996 and director and Senior Vice President of Champion Mortgage since October 1997. Mr. Ruiz served as Vice President - Secondary Market of R&G Mortgage from 1990 to December 1996.

        Roberto Cordova, Age 39, has been the Senior Vice President - Loan Production of R&G Mortgage since June 1997. Previously, Mr. Cordova served as Vice President of Branch Administration and Loan Production of R&G Mortgage. Mr. Cordova has been with R&G Mortgage since 1987.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) certain directors and executive officers of the Company, R&G Mortgage and the Bank, and (iii) all directors and executive officers of the Company, R&G Mortgage and the Bank as a group.

                                                            Amount and Nature
                Name of Beneficial                            of Beneficial
                Owner or Number of                           Ownership as of                    Percent of
                 Persons in Group                         February 28, 1999(1)                Common Stock(2)
------------------------------------------------     -----------------------------   ------------------------------
Garity & Co. Capital Management                             1,605,722(3)                           5.62%
1414 Banco Popular Center
San Juan, Puerto Rico 00918

Thomson Horstmann & Bryant, Inc.                              775,300(4)                           2.71
Park 80 West, Plaza Two
Saddle Brook, New Jersey  07663

The Company's Directors and Officers
  Victor J. Galan                                          18,440,556(5)(6)                       64.51
  Ana M. Armendariz                                            29,556(7)                              *
  Ramon Prats                                                 286,454(6)(7)                          **
  Juan J. Diaz                                                 25,950(7)                              *
  Victor L. Galan                                               4,356                                 *
  Enrique Umpierre-Suarez                                      32,000                                 *
  Pedro Ramirez                                                38,720                                 *
  Laureno Carus Abarca                                         40,990                                 *
  Eduardo McCormack                                            57,938(8)                              *
  Gilberto Rivera-Arreaga                                       5,106                                 *
  Benigno R. Fernandez                                          4,614                                 *
  Ileana M. Colon-Carlo                                           260                                 *
  Roberto Gorbea                                                  600                                 *
  Joseph R. Sandoval                                           14,400 (7)                             *

Additional R&G Mortgage Officers
  Mario Ruiz                                                    7,200                                 *
  Roberto Cordova                                               7,200(7)                              *

Additional Bank Officer
  Jose Luis Ortiz                                              11,578(7)                              *

All Directors and Officers of the
  Company, R&G Mortgage and
  the Bank as a group (18 persons)                         19,062,830(9)                          66.68%

-----------------
*        Represents less than 1% of the outstanding Class B Shares.
**       Represents 2.82% of the outstanding Class B Shares.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) As of February 28, 1999, there were 10,146,091 Class B Shares and 18,440,556 Class A Shares of the Company issued and outstanding for an aggregate of 28,586,647 shares of the Company's Common Stock issued and outstanding as of such date. All of the Class A Shares are owned by Victor
     J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company. The Class B Shares are registered under the Exchange Act and are traded on the Nasdaq Stock Market. The Class A Shares have not been registered under the Exchange Act but are exchangeable into an equal number of Class B Shares.

(3) Information obtained from a Schedule 13G dated December 31, 1998. Garity & Co. Capital Management ("GCCM") is a registered investment adviser. GCCM indicates that it is the beneficial owner and has shared voting and dispositive power over 1,605,722 or 15.83% of Class B Shares.

(4) Information obtained from a Schedule 13G filed on January 25, 1999. Thomson Horstmann ("TH") is a New York Corporation and registered investment advisor. TH indicates that it is the beneficial owner and has sole voting and dispositive power over 775,300 or 7.64% of Class B Shares.

(5) Represents Class A Shares. The holder of Class A Shares, Mr. Victor J. Galan, the Chairman, President and Chief Executive Officer of the Company, is entitled to two votes per share and the holders of Class B Shares are entitled to one vote per share at the Annual Meeting on all matters properly presented at the meeting. As a result of such voting entitlement, Mr. Galan holds 78.43% of the voting power of the aggregate issued and outstanding shares of the Company's Common Stock as of February 28, 1999.

(6) The number of shares indicated as beneficially owned by Mr. Prats includes 60,000 Class B Shares (as adjusted for the Company's stock split in June
     1998) which may be acquired upon the exercise of stock options granted by Mr. Victor J. Galan to Mr. Prats that are exercisable within 60 days of the Voting Record Date. On May 8, 1998, Mr. Victor J. Galan executed a stock option agreement (the "Stock Option Agreement") pursuant to which Mr. Galan granted to Mr. Prats the option to purchase up to 360,000 Class B Shares (as adjusted for the Company's stock split in June 1998). Under the terms of the Stock Option Agreement, the options become exercisable ratably over six years beginning on the first anniversary of the agreement. The exercise price of the options is $4.03 per share (as adjusted for the

     Company's stock split in June 1998), and both the number of Class B Shares underlying the options and the exercise price thereof is subject to certain antidilution adjustments.

(7) Includes the following number of shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record
     Date:


        Ana M. Armendariz                                       25,200
        Ramon Prats                                            144,000
        Juan J. Diaz                                            21,600
        Joseph R. Sandoval                                      14,400
        Roberto Cordova                                          7,200
        Jose Luis Ortiz                                         10,800

(8)  Includes 50,984 Class B Shares held jointly with Mr. McCormack's wife.

(9) Includes 18,440,556 Class A Shares owned by Victor J. Galan. All other shares are Class B Shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's capital stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's capital stock other than Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company, and Garity & Co. Capital Management. See "Beneficial Ownership of Common Stock By Certain Beneficial Owners and Management."

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 1998, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

                             MANAGEMENT COMPENSATION
Executive Compensation

         Summary Compensation Table. The following table includes individual compensation information with respect to the Chairman of the Board, President and Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company and its subsidiaries whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 1998. Except as set forth in the footnotes to the table, the compensation expense shown below was incurred by the subsidiary (R&G Mortgage or the Bank) for whom the executive officer is employed.

                                                                                          Long-Term
                                                                                         Compensation
                                                                                 ---------------------------
                                                               Annual                              Securities
                                                            Compensation              Restricted    Underlying
                                                       -----------------------           Stock        Options/        All Other
Name and Principal Position                    Year     Salary(1)     Bonus            Awards(2)      SARs(3)        Compensation(4)
-------------------------------------------  ------   ------------  ----------    --------------------------      ----------------
Victor J. Galan,............................   1998      $  216,759(5) $  200,200(5)        --            --             $2,693
Chairman, President and Chief                  1997         216,759       200,400           --            --              2,777
  Executive Officer of the Company;            1996         216,759       200,200           --            --              2,564
  Chairman, R&G Mortgage; Chairman,
  President and Chief Executive Officer of
  the Bank

Ramon Prats.................................   1998      $  205,000    $  650,000           --            --             $3,243
Executive Vice President, R&G Mortgage; Vice   1997         225,494       500,000           --            --              2,934
Chairman, the Bank (6)                         1996         196,684       350,200        $290,000      360,000            2,377


Juan J. Diaz,...............................   1998      $  161,642    $  200,000           --            --             $1,835
Senior Vice President, R&G Mortgage            1997         130,854       155,123           --            --              2,812
                                               1996         104,000       153,000           --          54,000            2,427


Mario Ruiz,.................................   1998      $  158,354    $  120,000           --            --             $1,257
Senior Vice President, R&G Mortgage            1997         152,000(7)     60,000(7)        --            --              1,012
                                               1996          79,492        50,000           --          18,000            1,129


Roberto Cordova,............................   1998       $ 119,000     $ 110,000           --            --             $1,791
Senior Vice President, R&G Mortgage            1997          99,685        60,000           --            --              1,037
                                               1996          88,494        50,000           --          18,000              493

---------------------
(1) Does not include amounts attributable to miscellaneous benefits received by the named officers. The costs to the Company of providing such benefits to the named officers during the years ended December 31, 1998, 1997 and 1996 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.
                    (Footnotes continued on following page)

(2) Represents the grant of 72,000 restricted Class B Shares to Mr. Prats as of the date of the Company's initial public offering based upon the initial offering price (as adjusted for the Company's stock dividends and splits), which shares had a fair market value of $1,512,000 at December 31, 1998.

(3) Represents the grant of options to purchase Class B Shares to the respective employee, as adjusted for the Company's stock dividends and splits. See "- Stock Option Plan."

(4) Represents the employers' contribution on behalf of the employee to the Profit Sharing Plan. See "- Profit Sharing Plan."

(5) Mr. Galan was paid a salary of $41,759 and $175,000 from R&G Mortgage and the Bank, respectively, and a bonus of $200,000 and $200 from R&G Mortgage and the Bank, respectively, in fiscal 1998.

(6) Mr. Prats' day to day services are conducted on behalf of, and he is compensated by, R&G Mortgage.

(7) Mr. Ruiz was paid a salary of $146,354 and a bonus of $120,000 by R&G Mortgage and was paid $12,000 by the Bank as consulting fees for services to the Bank's trust department.

        Bonuses are paid by R&G Mortgage and the Bank based upon determinations by senior management of each company, which determinations are influenced by the profitability of the enterprise for the year in question. The bonuses of managers of the R&G Mortgage branches are based in part on loan production levels, while the bonuses for Bank branch managers are based in part on the level of deposits, loan production and new accounts. The bonuses of Vice Presidents and Department Managers are based in part on the final results of the entity's operations and business generated during the year. The Board of Directors of R&G Mortgage determine the bonuses for the President and Executive Vice President, which are based on profitability of that company's operations.

Stock Options

         The Company did not grant any stock options to any of the executive officers named in the Summary Compensation Table during 1998. However, Mr. Victor J. Galan issued to Mr. Ramon Prats an option to purchase 360,000 Class B Shares (as adjusted for the Company's stock split in June 1998). See Note 6 to the table found under the heading "Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management."

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto.

                                                                                                Value of Unexercised
                                                       Number of Securities Underlying              In-The-Money
                          Shares                         Unexercised Options/SARs at                 Options/SARs
                         Acquired                             Fiscal Year End (1)               at Fiscal Year End(2)
                            on           Value        ---------------------------------   --------------------------------
        Name             Exercise      Realized        Exercisable       Unexercisable      Exercisable     Unexercisable
------------------    -------------    ------------   ------------      ---------------   ---------------- ---------------
Victor Galan                --                  --            --                --                --               --
Ramon Prats                 --                  --       144,000           216,000        $2,444,000       $3,666,000
Juan J. Diaz                --                  --        21,600            32,400           366,600          549,900
Mario Ruiz               7,200            $122,200(3)         --            10,800                --          183,300
Roberto Cordova             --                  --         7,200            10,800           122,200          183,300

---------------

(1) Share amounts have been adjusted for the Company's stock dividends and stock splits.

(2) Based upon a closing market price for the Class B Shares as of December 31, 1998 of $21.00.

(3) On January 28, 1999, Mr. Mario Ruiz exercised stock options for the purchase of 7,200 Class B Shares of common stock at $4.028 per share under the Company's Stock Option Plan. Based upon the per share closing market price for the Class B Shares as of December 31, 1998 of $21.00, Mr. Ruiz realized $122,200 in value upon the exercise of such stock options.

Compensation of Directors

         Members of the Board of Directors of the Company and R&G Mortgage who are not also executive officers of such companies receive fees of $350 per Board meeting attended and $300 per committee meeting attended. Executive officers of the Company and R&G Mortgage who also serve on the Board of Directors are not compensated for serving on the Board of Directors or committees thereof.

         During fiscal 1998, members of the Board of Directors of the Bank received fees of $350 per meeting attended. Executive officers of the Bank who also serve on the Board of Directors are not compensated for their services on the Board of Directors or committees thereof. Non-officer members of the Board of Directors of the Bank serving on committees received additional compensation in the amount of $300 per committee meeting attended in fiscal 1998, except for members of the Internal Loan Review Committee, who each received $350 per committee meeting attended in fiscal 1998.

Benefits

         Stock Option Plan. The Company maintains a Stock Option Plan which was adopted by the Company's stockholder prior to the 1996 initial public offering. The Stock Option Plan is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance and the attainment of targeted goals. An amount of Common Stock equal to 10% of the aggregate number of Class B Shares sold in the Company's initial public offering (869,400 shares, as adjusted for the Company's stock dividends and splits) were authorized under the Stock Option Plan, which may be filled by authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources. The Stock Option Plan provides for the grant of stock options and stock appreciation rights (collectively "Awards"). Awards are available for grant to key employees of the Company and any subsidiaries. In connection with the Company's initial public offering, the Company awarded options for 720,000 shares to 28 employees of R&G Mortgage and the Bank, including stock options for 360,000 and 54,000 shares to Ramon Prats and Juan J. Diaz, respectively, in each case as adjusted for the Company's stock dividends and splits.

         Profit Sharing Plan. Effective January 1, 1993, R-G Mortgage and the Bank adopted the R&G Mortgage Corporation and R-G Federal Savings Bank Profit Sharing Plan (the "Plan"), which is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974, and the Puerto Rico Income Tax Act of 1954. All employees of R&G Mortgage and the Bank are eligible to participate in the Plan except, among others, for those employees who are non-resident aliens. Eligible employees may enter the Plan on January 1, April 1, July 1, and October 1 following attaining age 21 and completing one year of service. Under the Plan, a separate account is established for each participating employee and R&G Mortgage and the Bank may make discretionary contributions to the Plan which are allocated to employees' accounts. Employees may also contribute to the Plan by making salary reductions up to 10% of annual compensation for the year. Such contributions defer the employee's earning up to a maximum of $7,000 in each plan year. In 1998, R&G Mortgage and the Bank each matched an employee's contribution to the Plan up to 62.5% of the first 5% of an employee's compensation as follows: 12.5% when an employee has 0 to 5 years of service, 25% when an employee has 6 to 10 years of service, 39.5% when an employee has 11 to 15 years of service, 50% when an employee has 16 to 20 years of service, and 62.5% when an employee has 21 or more years of service. Employees' contributions to the Plan are immediately vested, and employees become 100% vested in employer contributions upon the completion of 5 years of service. All funds contributed to the Plan are held in a trust fund. R&G Mortgage and the Bank direct the investment of matching and discretionary contributions and employees direct the investment of elective contributions and rollover contributions. Contributions may be directed into four separate funds: a fixed income fund investing in insurance annuity contracts, the Fidelity Growth Fund, the Fidelity Growth & Income Fund, and the Fidelity S & P 500 Index Fund. Distributions from the Plan are made upon termination of service, death, or disability in a lump sum or installment payments. The normal retirement age under the Plan is age 65.

Transactions With Certain Related Persons

         The operations of R&G Mortgage and the Bank are linked to a material extent by a series of ancillary agreements which govern the significant affiliated transactions between the two companies (the "Affiliated Transaction Agreements"). These agreements have been prepared with a view to compliance with Sections 23A and 23B of the Federal Reserve Act, which require that the terms and conditions of transactions between a financial institution and an affiliate be on terms which are substantially the same, or at least as favorable to the financial institution, as those prevailing for comparable transactions with or involving other non-affiliated companies.

         The Affiliated Transaction Agreements include a Master Purchase, Servicing and Collections Agreement (the "Master Purchase Agreement"), a Master Custodian Agreement, a Master Production Agreement, a Securitization Agreement and a Data Processing Computer Service Agreement (the "Data Processing Agreement"). In accordance with applicable regulations, the terms of these agreements were negotiated at arm's length on the basis that they are substantially the same, or at least as favorable to the Bank, as those prevailing for comparable transactions with, or involving, other nonaffiliated companies.

         Pursuant to the Master Production Agreement, the Bank, on a monthly basis, determines its loan production targets and goals (the "Loan Production Goals") and R&G Mortgage assists the Bank to reach its Loan Production Goals by, among other things: (i) advertising, promoting and marketing to the general public; (ii) interviewing prospective borrowers and initial processing of loan applications, consistent with the Bank's underwriting guidelines and Loan Production Goals previously established; and (iii) providing personnel and facilities with respect to the execution of any loan agreement approved by the Bank. In exchange for these services, the Bank remits to R&G Mortgage a percentage of the processing or originating fees charged to the borrowers under loan agreements, as set forth in the agreements.

         The Master Purchase Agreement provides for the sale by the Bank to R&G Mortgage of the servicing rights to all first and second mortgage loans secured by residential properties which become part of the Bank's loan portfolio. The Master Purchase Agreement further provides that R&G Mortgage will service all other loans held in the Bank's loan portfolio (including single-family residential loans retained by the Bank and certain commercial real estate loans), although R&G Mortgage does not actually acquire such servicing rights. The Master Purchase Agreement further provides that R&G Mortgage exclusively will service such loans and that the Bank will process payments of such loans, all according to a fee schedule.

         Under the Securitization Agreement, R&G Mortgage renders securitization services with respect to the pooling of some of the Bank's mortgage loans into mortgage-backed securities. With respect to securitization services rendered, the Bank pays a securitization fee of 25 basis points. The Master Custodian Agreement provides that the Bank shall be the custodial agent for R&G Mortgage of certain documentation related to the issuance by R&G Mortgage of Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") or Federal

Home Loan Mortgage Corporation ("FHLMC") mortgage-backed certificates. In consideration of these services, the Bank receives a fee for each mortgage note included in a mortgage-backed certificate per year for which it acts as custodian, as set forth in the agreement.

         In addition to the affiliated transactions described above, R&G Mortgage and the Bank are also subject to a Data Processing Agreement, pursuant to which the Bank provides data processing services to R&G Mortgage with respect to the loan origination and loan administration of its servicing portfolio. The Bank charges R&G Mortgage a monthly fee for each R&G Mortgage computer that is linked to the Bank's main frame computer. R&G Mortgage assumed all of the expenses associated with modifying the Bank's existing computer programs, the design of the mortgage loan processing system and for installation of telephone lines, communications hardware and additional equipment.

         R&G Mortgage presently subleases space at eight branch offices of the Bank where it operates mortgage centers. The activities of the mortgage center include interviewing prospective borrowers for loans secured by first mortgages or second mortgages on residential real estate and home equity loans, processing the initial application for such loans, referring such loan applications to R&G Mortgage and/or the Bank, and accepting and processing the documentation necessary to underwrite such mortgage loans. No other lending or banking activity is conducted by R&G Mortgage on the premises of the Bank. R&G Mortgage pays the Bank a monthly rental payment, which is based on a pro rata portion of the main lease obligation.

         During the year ended December 31, 1998, VIG Leasing, S.E., a Puerto Rico real estate partnership which is 95.8% owned by the family of Victor J. Galan, the Company's Chairman of the Board, President and Chief Executive Officer, received lease payments from R&G Mortgage and the Bank on properties owned of $874,560 and $691,195, respectively. R&G Mortgage and the Bank believe that the lease terms are on terms substantially the same as they would have negotiated with a non-affiliated party.

         Under applicable federal law, loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

         The Bank's policy provides that all loans made by the Bank to directors and officers of the Company are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank's policy provides that such loans may not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, mortgage and consumer loans to directors and executive officers of the Company in excess of $60,000 aggregated approximately $534,000 or 0.24% of the Company's consolidated stockholders' equity as of such date. All such loans were made by the Bank in accordance with the aforementioned policy.

        In July 1995, R&G Mortgage made a $900,000 construction loan to a real estate development company owned by Pedro Ramirez, a director of the Company, R&G Mortgage and the Bank. The subject real estate development project was scheduled to be completed in phases. At December 31, 1998, the loan had an outstanding balance of $249,064 at an interest rate of 2% over the prime rate. The outstanding balance of the loan is related to the second phase of the construction project. The portion of the loan related to the first phase of the project was repaid in January 1998.

         During the year ended December 31, 1998, Enrique Umpierre-Suarez, a director and Secretary of each of the Company and the Bank, each provided legal services to borrowers of the Bank and R&G Mortgage in connection with the closing of consumer and commercial loans. During the year ended December 31, 1998, Mr. Umpierre-Suarez received $768,328 in fees for such legal services, all of which were paid for by customers of the Bank and R&G Mortgage in connection with loan closings.

         During the year ended December 31, 1998, R&G Mortgage referred customers requiring hazard insurance in connection with their mortgage transactions to Home & Property Insurance Company, an insurance company which was previously owned by the wife of Pedro Ramirez, a director of the Company, R&G Mortgage and the Bank. Each customer has the ability to seek insurance coverage required from an alternative acceptable insurance company of his choice. During the year ended December 31, 1998, Home & Property Insurance Company received $966,972 in premiums for writing hazard insurance policies for R&G Mortgage's customers. In 1997, Mrs. Ramirez sold her 100% equity in Home & Property Insurance Company, but remains as the President of the Agency until the purchase price is paid in full.

         R&G Mortgage originates first mortgage loans secured by single-family residential properties which are either insured by the Federal Housing Administration ("FHA") or guaranteed by the Veterans' Administration ("VA"). R&G Mortgage pools such FHA/VA loans into mortgage-backed securities which are guaranteed by the GNMA, which securities are sold to securities broker dealers and other investors. During the year ended December 31, 1998, R&G Mortgage sold approximately $200,000 of such GNMA securities to Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company, Chairman of the Board of R&G Mortgage and Chairman of the Board, President and Chief Executive Officer of the Bank, approximately $750,000 GNMA securities to Ramon Prats, the Vice Chairman of the Board and Executive Vice President of the Company, director and Executive Vice President of R&G Mortgage and Vice Chairman of the Board of Directors of the Bank, approximately $293,720 of GNMA securities to Juan J. Diaz, a director of the Company and R&G Mortgage and Senior Vice President of Loan Administration of R&G Mortgage, approximately $50,000 of GNMA securities to Jose Luis Ortiz, the Vice President of Finance of the Bank and approximately $675,000 of GNMA securities to Enrique Umpierre-Suarez, a director and Secretary of each of the Company and the Bank.

Executive Committee Interlocks and Insider Participation

        The Executive Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation. During fiscal 1998, the members of the Executive Committee were Messrs. Victor J. Galan (Chairman), Prats (Vice Chairman), McCormack, and Victor L. Galan. Mr. Victor J. Galan does not participate in the Committee's consideration of his own compensation.

         The report of the Executive Committee with respect to compensation for the President and Chief Executive Officer and all other executive officers for the fiscal year ended December 31, 1998 is set forth below:

Report of the Executive Committee on Executive Compensation

         The purpose of the Committee is to assist the Board of Directors of the Company and its subsidiaries in attracting and retaining qualified, competent management; motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company; and insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and shareholders' interest.

         The Committee considered the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and its subsidiaries:

         1. The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

         2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

         3. Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Bank and R&G Mortgage, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups and other objectives as may be established by the Board of Directors of the Company.

         4. The individual commitment of the Chief Executive Officer relative to overall management efficiency, inspirational leadership, professional involvement, civic activities and the maintenance of corporate stature enhancing the image of the Company and it subsidiaries in their market place.

         5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating in Puerto Rico.

         The compensation arrangements and recommendations of the Committee include a base salary and a bonus component if the Executive's performance is judged to warrant such a bonus.

         The base compensation of Victor J. Galan, President and Chief Executive Officer of the Company and the Bank, was established at $216,759 on January 1, 1998. Mr. Galan's compensation level, determined consistent with the before mentioned criteria, was based on an examination of four peer group comparisons relative to salary and bonus compensation for Chief Executive Officers. Mr. Galan's performance is measured by the profit, capital position, asset quality and the low ratio of operating expenses of the Company, the Bank and R&G Mortgage, as well as the other measures of executive compensation so noted in determining his specific compensation. Mr. Galan was given a bonus of $200,200 for his service during 1998 based on his overall performance including his added effort and time expended in managing the institution during its first full year as a public company as well as other activities which ensued during the course of the year.

         With respect to the other executive officers of the Company and its subsidiaries, the Committee considered salary and bonus recommendations prepared by the Chief Executive Officer to establish 1998 compensation. The salary adjustment recommendation and bonus was based on the Company's overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.

        Following extensive review and approval by the Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Victor J. Galan does not participate in the review of his compensation.

                                           EXECUTIVE COMMITTEE


                                           Victor J. Galan, Chairman
                                           Ramon Prats, Vice Chairman
                                           Eduardo McCormack
                                           Victor L. Galan

Performance Graph

         The following graph compares the cumulative total return on the Class B Shares over a measurement period since the Company's offering and issuance of Class B Shares in August 1996 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the Nasdaq Total Return Index for Financial Stocks (for United States and foreign companies). All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.




                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]



                                                    FISCAL YEAR ENDING
INDEX                          8/22/96   12/31/96   6/30/97   12/31/97   6/30/98    12/31/98
--------------------------------------------------------------------------------------------
R&G Financial Corporationnn     100.00     164.85    182.77     245.76    486.53      539.56
NASDAQ Total U.S.               100.00     112.94    126.40     138.59    194.38      182.39
NASDAQ  - Financial Companies   100.00     116.09    141.02     178.16    182.72      171.45


         The above graph represents $100 invested in the Company's initial public offering of the Class B Shares on August 22, 1996 at $4.03 per share (as adjusted for the 1997 80% stock dividend and the two-for-one stock split paid in
1998). The Class B Shares commenced trading on the Nasdaq Stock Market on August 22, 1996.

              PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO
                    INCREASE THE NUMBER OF AUTHORIZED SHARES
                             OF CLASS B COMMON STOCK

        At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the Company's Certificate of Incorporation to increase the number of Class B Shares from 20,000,000 shares to 30,000,000 shares. Such amendment was unanimously approved by the Board of Directors of the Company on March 25, 1999.

Discussion of the Proposed Amendment

         The Company's Certificate of Incorporation currently authorizes 70,000,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share
("Preferred Stock"). Of the 60,000,000 shares of authorized Common Stock, 40,000,000 shares are designated as Class A Shares and 20,000,000 shares are designated as Class B Shares. The proposed amendment to the Certificate of Incorporation would increase the number of shares of authorized capital stock by 10,000,000 shares, from 70,000,000 shares to 80,000,000 shares, with the number of shares of Common Stock designated as Class A Shares remaining unchanged at 40,000,000 and the number of shares designated as Class B Shares from 20,000,000 to 30,000,000. If the amendment is authorized, the first two sentences of Article Four of the Company's Certificate of Incorporation would be amended to read as follows:

                  The total number of shares of all classes which the Corporation shall have the authority to issue is EIGHTY MILLION (80,000,000) shares, consisting of FORTY MILLION (40,000,000) shares of Class A Common Stock, par value $.01 per share (hereinafter called the "Class A Common Stock), THIRTY MILLION (30,000,000) shares of Class B Common Stock, par value $.01 per share (hereinafter called the "Class B Common Stock") and TEN MILLION (10,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter called the "Preferred Stock"). As used herein the terms "Common Stock" shall include Class A Common Stock and Class B Common Stock.

         All of the Class A Shares are currently held by Victor J. Galan, the Chairman, President and Chief Executive Officer of the Company. The holders of Class A Shares are generally entitled to two votes per share at matters presented to a vote of the stockholders compared to one vote per share for holders of the Class B Shares. There are currently 18,440,556 Class A Shares outstanding. As a result of the two-for-one stock dividend paid by the Company on the Common Stock in 1998, there are currently 10,146,091 shares Common Stock designated as Class B Shares outstanding. Thus, there are only 9,853,909 Class B Shares authorized for future issuance.

         The Board of Directors of the Company has determined that the number of authorized Class B Shares should be increased to provide the Company with the flexibility to conduct the Company's future operations, including the issuance, distribution or exchange of shares of Common Stock for stock dividends, acquisitions, financings and employee stock benefit plans. Specifically, additional Class B Shares are needed in the event that the Company declares additional stock dividends or stock splits on the Common Stock, or to pursue merger or acquisition opportunities. The Board of Directors currently has no specific plans to declare a stock dividend or stock split on the Common Stock, to issue additional shares of Common Stock and is not engaged in any merger or acquisition discussions.

         Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current Class B stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Stockholders who desire to maintain their interests may be able to do so through normal market purchases, however.

         The Board of Directors of the Company unanimously recommends that stockholders of the Company vote "FOR" approval of adoption of the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Price waterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         The Board of Directors recommends that you vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 1999.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in April 2000, must be received at the principal executive offices of the Company, R-G Plaza, 280 Jesus
T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, Attention: Enrique Umpierre-Suarez, Secretary, no later than December 1, 1999.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. No such proposals were received. Such stockholder's notice is required to set forth certain information specified in the Articles. To be timely with respect to the next annual meeting to be held in April 2000, a stockholder's notice must be received by the Secretary of the Company no later than January 30, 2000.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 1998 required to be filed under the Exchange Act. Such written requests should be directed to Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 99018. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

        Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.


                                    By Order of the Board of Directors



                                    /s/ Victor J. Galan
                                    Victor J. Galan
                                     Chairman of the Board, President
                                        and Chief Executive Officer

                                   (FORM OF)
                                REVOCABLE PROXY

                            R&G FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF R&G FINANCIAL CORPORATION ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 1999 AND AT ANY ADJOURNMENT THEREOF.


The undersigned  being a stockholder of the Company as of April 1, 1999,  hereby authorizes  the Board of Directors of the Company or any  successors  thereto as proxies, to represent the undersigned at the Annual Meeting Stockholders of the

Company to be held at The Bankers Club of Puerto Rico, 208 Munoz Rivera Ave., PH

Floor, Hato Rey, San Juan, Puerto Rico 00918,  on  Thursday,   April 29, 1999 at

10:00 a.m., and at any  adjournments  of said  meeting,  and thereat to act with respect to all votes that the  undersigned  would be entitled  to cast,  if then personally present, as follows:

                 (continued and to be signed on reverse side.)

                   Please Detach and Mail in the Envelope Provided

[ X ] Please mark your
      votes as in this
      example

                                 WITHHOLD
                       FOR       AUTHORITY
1. ELECTION OF        [   ]        [   ]       Nominees: For a three year term:
   DIRECTORS                                             Victor J. Galan
                                                         Ramon Prats
   NOTE:  To withhold  authority to vote for             Enrique Umpierre-Suarez
   an  individual  nominee,  strike  a line              Eduardo McCormack
   through  that  nominee's  name.   Unless
   authority to vote for all the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

                                               FOR       AGAINST     ABSTAIN
2. Proposal  to amend  the  Certificate  of   [   ]       [   ]       [   ]
   Incorporation of the Company to increase the authorized number of shares of Class
   B  Common  Stock  of  the  Company  from
   20,000,000 to 30,000,000.

3. Proposal  to ratify the  appointment  by   [   ]       [   ]       [   ]
   the     Board    of     Directors     of
   PricewaterhouseCoopers    LLP   as   the
   Company's independent auditors for the fiscal year ending December 31, 1999.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF CLASS B COMMON STOCK, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE  MARK,  DATE AND  RETURN  THE PROXY  CARD  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.

Signature of Shareholder         Signature of Shareholder           Dated


-----------------------          ------------------------        --------------

NOTE: Please sign the exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.